Exhibit 99.(a)

Form of Amendment to the Declaration of Trust

of

The Value Line Aggressive Income Trust,

a Massachusetts business trust

THIS AMENDMENT, dated as of [__] [__], 2012 to the Declaration of Trust, dated November 12, 1985 (the “Declaration”), of Value Line Aggressive Income Trust, a Massachusetts business trust (the “Trust”), is made by each of the undersigned trustees (the “Trustees”), acting pursuant to Section 8.3 of Article VIII of the Declaration.

WHEREAS, the Trustees desire to amend the Declaration as set forth below;

NOW, THEREFORE, the Declaration is hereby amended as follows:

FIRST: Article I, Section 1.1 of the Declaration is hereby deleted and replaced with the following as of the effective date of the post-effective amendment to the Trust’s Registration on Form N-1A that reflects such change:

Section 1.1. Name. The name of the trust created hereby is the “Value Line Core Bond Fund”.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of the date first written above.

Joyce E. Heinzerling,	Francis C. Oakley,
as Trustee and not individually	as Trustee and not individually

David H. Porter,	Paul Craig Roberts,
as Trustee and not individually	as Trustee and not individually

Nancy-Beth Sheerr,	Daniel S. Vandivort,
as Trustee and not individually	as Trustee and not individually

Mitchell E. Appel,
as Trustee and not individually

The address of each Trustee is:

c/o EULAV Asset Management
7 Times Square, 21st Floor,
New York, New York
10036

The Declaration of Trust establishing Value Line Aggressive Income Trust, dated the 12th day of November, 1985, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust but the Trust Property only shall be liable.